As filed with the Securities and Exchange Commission on August 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISCOVERY COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2333914
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Discovery Communications, Inc. 2013 Incentive Plan

Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated)

Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated)

(Full Title of the Plan)

Bruce L. Campbell

Discovery Communications, Inc.

One Discovery Place

Silver Spring, Maryland 20910

(Name and Address of Agent For Service)

(240) 662-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series A Common Stock, $0.01 par value per share (2)	31,113,542	$83.63(3)	$2,602,025,517.46	$335,140.89
Series C Common Stock, $0.01 par value per share (4)	1,514,135	$82.11(3)	$124,325,624.85	$16,013.14
Series C Common Stock, $0.01 par value per share (5)	4,769,999	$85.67(6)	$408,645,814.33	$52,633.58
Series C Common Stock, $0.01 par value per share (7)	1,637,657	$82.11(3)	$134,468,016.27	$17,319.48
Series A Common Stock, $0.01 par value per share (8)	4,506,240	$83.63(3)	$376,856,851.20	$48,539.16
Series C Common Stock, $0.01 par value per share (9)	37,400	$82.11(3)	$3,070,914.00	$395.53
Series C Common Stock, $0.01 par value per share (10)	277,226	$39.79(6)	$11,030,822.54	$1,420.77
Series C Common Stock, $0.01 par value per share (11)	25,415	$82.11(3)	$2,086,825.65	$268.78
Series C Common Stock, $0.01 par value per share (12)	9,066,287	$42.44(6)	$384,773,220.28	$49,558.79
Series C Common Stock, $0.01 par value per share (13)	1,554,735	$82.11(3)	$127,659,290.85	$16,442.52
Total			$4,174,942,897.43	$537,732.64

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 31,113,542 shares of Series A Common Stock reserved for issuance pursuant to awards that may be granted under the Discovery Communications, Inc. 2013 Incentive Plan as a result of the Dividend (as defined below), as of the date of this Registration Statement.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, on the basis of (1) in the case of the registration fee calculated for shares of the registrant’s Series A Common Stock, the average of the high and low prices of shares of the registrant’s Series A Common Stock reported on the Nasdaq Global Select Market on July 30, 2014 and (2) in the case of registration fee calculated for shares of the registrant’s Series C Common Stock, the average of the high and low prices of shares of the registrant’s Series C Common Stock reported on the NASDAQ Global Select Market on July 30, 2014.
(4)	Consists of 1,514,135 shares of Series C Common Stock reserved for issuance pursuant to awards that may be granted under the Discovery Communications, Inc. 2013 Incentive Plan as a result of the Dividend, as of the date of this Registration Statement.
(5)	Consists of 4,769,999 shares of Series C Common Stock reserved for issuance upon exercise of outstanding stock options and stock appreciation rights under the Discovery Communications, Inc. 2013 Incentive Plan, as of the date of this Registration Statement, as an adjustment to such outstanding awards as described below.
(6)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, on the basis of the weighted average per share exercise price or measurement price (as applicable) of the options and stock appreciation rights outstanding, as adjusted as described below, based on the ratio of the volume weighted average trading price of Series A Common Stock to Series C common over the five trading days from July 30, 2014 through August 5, 2014 (inclusive), under the applicable plan.
(7)	Consists of 1,637,657 shares of Series C Common Stock issuable pursuant to outstanding restricted stock units and performance-based restricted stock units under the Discovery Communications, Inc. 2013 Incentive Plan, as of the date of this Registration Statement, as an adjustment to such outstanding awards as described below.
(8)	Consists of 4,506,240 shares of Series A Common Stock reserved for issuance pursuant to awards that may be granted under the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan as a result of the Dividend, as of the date of this Registration Statement.
(9)	Consists of 37,400 shares of Series C Common Stock reserved for issuance pursuant to awards that may be granted under the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (as Amended and Restated), as of the date of this Registration Statement.
(10)	Consists of 277,226 shares of Series C Common Stock reserved for issuance upon exercise of outstanding stock options under the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (as Amended and Restated), as of the date of this Registration Statement, as an adjustment to such outstanding awards as described below.
(11)	Consists of 25,415 shares of Series C Common Stock issuable pursuant to outstanding restricted stock units under the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (as Amended and Restated), as of the date of this Registration Statement, as an adjustment to such outstanding awards as described below.
(12)	Consists of 9,066,287 shares of Series C Common Stock reserved for issuance upon exercise of outstanding stock options and stock appreciation rights under the Discovery Communications, Inc. 2005 Incentive Plan (as Amended and Restated), as of the date of this Registration Statement, as an adjustment to such outstanding awards as described below.
(13)	Consists of 1,554,735 shares of Series C Common Stock issuable pursuant to outstanding restricted stock units and performance-based restricted stock units under the Discovery Communications, Inc. 2005 Incentive Plan (as Amended and Restated), as of the date of this Registration Statement, as an adjustment to such outstanding awards as described below.

EXPLANATORY NOTE

On May 16, 2014, the Board of Directors (the “Board”) of Discovery Communications, Inc. (the “Company”) declared a dividend (the “Dividend”) of one share of the Company’s Series C Common Stock, par value $0.01 per share (the “Series C Common Stock”) payable on each share of the Company’s Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), Series B Common Stock, par value $0.01 per share, and Series C Common Stock (collectively, “Common Stock”) outstanding as of the close of business on July 28, 2014 (the “Record Date”) to holders of record on the Record Date. The Dividend will be paid on August 6, 2014 (the “Payment Date”). In connection with the Dividend, the Board and the Compensation Committee of the Board, as applicable, took the following actions pursuant to, and in accordance with, the respective equity plans and awards described below, in each case effective as of the close of business on the Payment Date (the “Adjustment Effective Time”):

•	The number of shares of Common Stock available for issuance pursuant to future awards that may be granted under the Discovery Communications, Inc. 2013 Incentive Plan (the “2013 Plan”) was increased by 39,035,333 shares of Common Stock (the “2013 Plan Incremental Shares”) as a result of multiplying the number of shares of Common Stock available for issuance pursuant to future awards that may be granted under the 2013 Plan as of immediately prior to the Adjustment Effective Time by 1.96 (the “Plan Adjustment Ratio”), which is equal to the quotient obtained by dividing (a) the volume weighted average trading price on the NASDAQ Global Select Market, measured over the five trading days from July 30, 2014 through August 5, 2014 (inclusive) (the “VWAP”) of the Series A Common Stock by (b) the difference between (i) the VWAP of the Series A Common Stock and (ii) one-half of the VWAP of the Series C Common Stock). Of the 2013 Plan Incremental Shares, the Company has reserved for issuance, and is registering on this registration statement, 31,113,542 shares of Series A Common Stock and 7,921,791 shares of Series C Common Stock for issuance pursuant to future awards that may be granted under the 2013 Plan, which shares are in addition to the 40,000,000 shares of Series A Common Stock previously reserved for issuance under the 2013 Plan and previously registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Registration Statement on Form S-8 (Registration No. 333-188730) filed by the Company on May 21, 2013 (the “2013 Plan Registration Statement”).

•	The number of shares of Common Stock available for issuance pursuant to future awards that may be granted under the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (as Amended and Restated) (the “Non-Employee Director Plan”) was increased by 4,846,281 shares of Common Stock (the “Non-Employee Director Plan Incremental Shares”) as a result of multiplying the number of shares of Common Stock available for issuance pursuant to future awards that may be granted under the Non-Employee Director Plan as of immediately prior to the Adjustment Effective Time by the Plan Adjustment Ratio. Of the Non-Employee Director Plan Incremental Shares, the Company has reserved for issuance, and is registering on this registration statement, 4,506,240 shares of Series A Common Stock and 340,041 shares of Series C Common Stock for issuance pursuant to future awards that may be granted under the Non-Employee Director Plan, which shares are in addition to the aggregate 5,040,570 shares of Series A Common Stock previously reserved for issuance under the Non-Employee Director Plan and previously registered under the Securities Act on the Registration Statement on Form S-8 (Registration No. 333-154312) filed by the Company on October 15, 2008 and the Registration Statement on Form S-8 (Registration No. 333-170317) filed by the Company on November 3, 2010 (together, the Non-Employee Director Plan Registration Statements).

•	Each outstanding stock option granted under the 2013 Plan, the Non-Employee Director Plan or the Discovery Communications, Inc. 2005 Incentive Plan (as Amended and Restated) (the “2005 Plan”), which stock option previously related to shares of Series A Common Stock registered on the 2013 Plan Registration Statement, the Non-Employee Director Plan Registration Statements or the Registration Statement on Form S-8 (File No. 333-153586) filed by the Company on September 19, 2008 (the “2005 Plan Registration Statement”), as applicable, was adjusted to also relate to a number of shares of Series C Common Stock equal to the number of shares of Series A Common Stock originally underlying such stock option, and the original per share exercise price of such stock option was apportioned between one share of Series A Common Stock and one share of Series C Common Stock underlying the adjusted stock option based on the ratio of the VWAP of the Series A Common Stock to the VWAP of the Series C Common Stock. After such adjustment, each stock option is independently exercisable (to the extent vested) so that, in effect, such adjustment resulted in a stock option to acquire shares of Series A Common Stock and a stock option to acquire an equal number of shares of Series C Common Stock, each of which has the same term, and will vest and become exercisable (to the extent not already vested and exercisable) on the same schedule, as the original stock option.

•	Each outstanding stock appreciation right (“SAR”) granted under the 2013 Plan or the 2005 Plan, which SAR previously related to shares of Series A Common Stock registered on the 2013 Plan Registration Statement or the 2005 Plan Registration Statement, as applicable, was adjusted to also relate to an equal number of shares of Series C Common Stock and the original per share measurement price of such SAR was apportioned between one share of Series A Common Stock and one share of Series C Common Stock underlying the adjusted SAR based on the ratio of the VWAP of the Series A Common Stock to the VWAP of the Series C Common Stock. After such adjustment, each SAR is independently exercisable (to the extent vested) so that, in effect, such adjustment resulted in one SAR with respect to Series A Common Stock (or the applicable cash settlement value related to the Series A Common Stock) and one SAR with respect to shares of Series C Common Stock (or the applicable cash settlement value related to the Series C Common Stock), each of which has the same term, and will vest and become exercisable (to the extent not already vested and exercisable) on the same schedule, as the original SAR.

•	Each outstanding restricted stock unit (“RSU”) or performance-based restricted stock unit (“PRSU”) granted under the 2013 Plan, the Non-Employee Director Plan or the 2005 Plan, which award previously related to shares of Series A Common Stock registered on the 2013 Plan Registration Statement, the Non-Employee Director Plan Registration Statements or the 2005 Plan Registration Statement, as applicable, was adjusted to also relate to an equal number of shares of Series C Common Stock, so that, in effect, such adjustment resulted in one RSU or PRSU, as applicable, for shares of Series A Common Stock and one RSU or PRSU, as applicable, for shares of Series C Common Stock, each of which has the same term, and will vest and become exercisable (to the extent not already vested and exercisable) on the same schedule, as the original RSU or PRSU, as applicable.

This registration statement reflects the registration of an aggregate of 35,619,782 additional shares of Series A Common Stock and 18,882,854 shares of Series C Common Stock that may be issued as a result of these actions in connection with the Dividend.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article V, Section E of the Restated Certificate of Incorporation (the “Charter”) of the registrant provides as follows:

1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Discovery shall not be liable to Discovery or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Discovery existing at the time of such amendment, repeal or modification.

2. Indemnification.

(a) Right to Indemnification. Discovery shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Discovery or while a director or officer of Discovery is or was serving at the request of Discovery as a director, officer, employee, representative or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of Article V, Section E of the Charter. Discovery shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Discovery.

(b) Prepayment of Expenses. Discovery shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 30 days after a written claim therefor has been received by Discovery, the claimant may file suit to recover the unpaid amount of such claim and, to the extent permitted by law, shall be entitled to be paid the expense of prosecuting such claim. In any such action Discovery shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, the bylaws of Discovery, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e) Insurance. The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at Discovery’s expense insurance: (i) to indemnify Discovery for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article V, Section E of the Charter; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by Discovery under the provisions of Article V, Section E of the Charter.

(f) Other Indemnification. Discovery’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.

3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Sections 9 through 15 of Article II of the registrant’s By-laws, as amended, contain provisions that are substantially similar to the Charter provisions described above.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on this 6th day of August, 2014.

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Senior Executive Vice President, Chief Development Officer and General Counsel

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Discovery Communications, Inc., hereby severally constitute and appoint Bruce L. Campbell and Andrew Warren, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Discovery Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	August 6, 2014

/s/ Andrew Warren Andrew Warren	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2014

/s/ Kurt T. Wehner Kurt T. Wehner	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 6, 2014

/s/ S. Decker Anstrom S. Decker Anstrom	Director	August 6, 2014

/s/ Robert R. Beck Robert R. Beck	Director	August 6, 2014

Robert R. Bennett	Director

/s/ Paul A. Gould Paul A. Gould	Director	August 6, 2014

/s/ John C. Malone John C. Malone	Director	August 6, 2014

/s/ Robert J. Miron Robert J. Miron	Director	August 6, 2014

/s/ Steven A. Miron Steven A. Miron	Director	August 6, 2014

/s/ M. LaVoy Robison M. LaVoy Robison	Director	August 6, 2014

/s/ J. David Wargo J. David Wargo	Director	August 6, 2014

INDEX TO EXHIBITS

Number	Description

4.1	Form of Restated Certificate of Incorporation of Discovery Communications, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-4, SEC File No. 333-151586)

4.2	Bylaws of Discovery Communications, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on November 16, 2009, SEC File No. 001-34177)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	Discovery Communications, Inc. 2013 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on May 16, 2013, SEC File No. 001-34177).

99.2	Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated) (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed on October 15, 2008, SEC File No. 333-154312).

99.3	Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated) (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to Form S-4 on Form S-4/A filed on August 1, 2008, SEC File No. 333-151586).